As filed with the Securities and Exchange Commission on March 30, 2010

Registration No. 333-134195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PURPLE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3693371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

595 Menlo Drive, Rocklin, CA 95765

(Address of Principal Executive Offices)

GOAMERICA, INC. 2005 EQUITY COMPENSATION PLAN

(Full titles of the plan)

Michael J. Pendergast

General Counsel and Corporate Secretary

595 Menlo Drive

Rocklin, CA 95765

(Name and address of agent for service)

(888) 600-4780

(Telephone number, including area code, of agent for service)

Copies to:

Christopher D. Ivey, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Item 9. Undertaking

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the registration statement (File No. 333-134195) terminates the registration statement and withdraws from registration all securities registered thereunder which have not been sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocklin, State of California, on the 30th day of March, 2010.

PURPLE COMMUNICATIONS, INC.

By:	/s/ John R. Ferron
John R. Ferron
President and Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Post-Effective Amendment No. 1 this Registration Statement in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel R. Luis Daniel R. Luis	Chief Executive Officer and Director	March 30, 2010

/s/ Ronald Obray Ronald Obray	Director	March 30, 2010

/s/ Behdad Eghbali Behdad Eghbali	Director	March 30, 2010

/s/ Jose Feliciano Jose Feliciano	Director	March 30, 2010